                                30,000,000 SHARES

                        AMERICAN NATIONAL CAN GROUP, INC.

                                  COMMON STOCK
                          NOMINAL VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT


                                                                          , 1999

CREDIT SUISSE FIRST BOSTON CORPORATION
DEUTSCHE BANK SECURITIES INC.
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.,
As Representatives of the Several Underwriters,
  c/o    Credit Suisse First Boston Corporation ("CSFBC"),
         Eleven Madison Avenue,
         New York, N.Y. 10010-3629

Dear Sirs:

         1. Introductory. Pechiney, a French societe anonyme ("SELLING STOCKHOLDER"), proposes to sell (the "OFFERING") to the several Underwriters
named in Schedule A hereto ("UNDERWRITERS")     outstanding shares ("FIRM
SECURITIES") of the common stock, nominal value $0.01 per share ("SECURITIES"), of American National Can Group, Inc., a Delaware corporation ("COMPANY"). CSFBC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. shall act as representatives (the "REPRESENTATIVES") of the several Underwriters.

         In addition, as set forth below, the Selling Stockholder proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not
more than     additional shares of Securities ("OPTIONAL SECURITIES" and, collectively with the Firm Securities, the "OFFERED SECURITIES").

         2. Representations and Warranties of the Company and the Selling Stockholder. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (i) A registration statement (No. 333-76699) relating to the Offered Securities, including a form of prospectus relating to the Securities, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (I) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (II) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the

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         most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means
         (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement complied as to form in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement complied, or will comply, as to form in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of any Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each complies as to form, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will comply as to form, in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents, nor the Prospectus, includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will comply as to form in all respects to the requirements of the Act and the Rules and Regulations, none of such documents, nor the Prospectus, will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not


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

         misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in
         Section 7(b) hereof.

                  (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and, except as would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT"), other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in this latter case for such matters as would not, individually or in the aggregate, have a Material Adverse Effect.


                  (iv) Each Significant Subsidiary (as defined by Rule 1-02(w)
         of Regulation S-X) and        ,        and          (each, a
         "Significant Subsidiary") has been duly incorporated and is an existing corporation in good standing (with respect to the subsidiaries incorporated in a jurisdiction of the United States) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (with respect to the subsidiaries incorporated in a jurisdiction of the United States) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in this latter case for such matters as would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly and validly authorized and issued and is fully paid and nonassessable; and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.


                  (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholder of the Company has no preemptive rights with respect to the Offered Securities.

                  (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Offering.

                  (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                  (viii) The Offered Securities have been approved for listing on The New York Stock Exchange (the "NYSE") subject to notice of issuance.

                  (ix) Except in connection with the reorganization of the Company as described in the Prospectus, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.


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

                  (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute or any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary of the Company or any of their properties, except such as would not, individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities, (B) any agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary is bound or to which any of the properties of the Company or any such Significant Subsidiary is subject, except such as would not, individually or in the aggregate, have a Material Adverse Effect, or (C) the charter or by-laws of the Company or any such Significant Subsidiary, and the Company has full power and authority to execute and perform its obligations under this Agreement.

                  (xi) This Agreement has been duly authorized, executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                  (xii) Except as disclosed in the Prospectus, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that, individually or in the aggregate, are material to it or them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (xiii) The Company and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have Material Adverse Effect.

                  (xiv) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that might reasonably be expected to result in a Material Adverse Effect.

                  (xv) Except as disclosed in the Prospectus, the Company and its Significant Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate result in a Material Adverse Effect.

                  (xvi) Except as disclosed in the Prospectus, each of the Company and its subsidiaries is in compliance with all applicable statutes, and all applicable rules, regulations, requirements, decisions and orders of, and agreements with, any governmental agency or body and any court, relating to (A) the protection of human health and safety as related to Hazardous Substances or environmental or workplace matters, (B) the generation, presence, use, handling, transportation, storage, treatment, disposal, emanation or release of hazardous or toxic substances, materials or wastes, including without limitation petroleum or any fraction thereof, asbestos, and polychlorinated biphenyls ("HAZARDOUS SUBSTANCES"), or (C) other environmental matters, including without limitation pollution, protection, investigation, cleanup or restoration of the environment or natural resources (collectively, "HSE LAWS"), subject in each case to such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.


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

                  (xvii) Except as disclosed in the Prospectus, each of the Company and its subsidiaries has received, and is in compliance with all terms and conditions of, all permits, licenses, variances or other approvals required of it under applicable HSE Laws ("HSE PERMITS") in order to conduct its business as presently conducted, subject to such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (xviii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is subject to any pending or threatened claims or proceedings, and to the Company's knowledge there are no past or present events, conditions or circumstances that are reasonably likely to give rise to costs, liabilities, claims or proceedings, in each case arising from, relating to or based on (A) HSE Laws, (B) HSE Permits, or (C) the generation, presence, use, handling, transportation, storage, treatment, disposal, emanation or release of Hazardous Substances or the investigation or cleanup thereof, whether on-site or off-site, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                  (xix) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is subject to any pending or, to the Company's knowledge, threatened proceeding associated with any HSE Laws or HSE Permits to which the government is a party and which are reasonably likely to result in monetary fines or penalties of $100,000 or more.

                  (xx) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

                  (xxi) PriceWaterhouseCoopers LLP, who have certified the combined financial statements of the Company and the combined companies included in the Prospectus and delivered their report with respect to such combined financial statements included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

                  (xxii) The combined financial statements and the selected financial information set forth under the caption "Summary Selected Combined Financial Information" included in each Registration Statement and the Prospectus, in each case together with the notes and footnotes thereto, present fairly the financial position of the Company and the combined companies as of the dates shown and their results of operations and cash flows for the periods shown, and such combined financial statements and selected combined financial information have been prepared in conformity with the generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis; and the assumptions used in preparing the unaudited pro forma combined financial information included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical combined financial statement amounts.

                  (xxiii) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event known to the Company involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (xxiv) The Company is not and, after giving effect to the Offering and sale of the Offered Securities, will not be an "investment company" as defined in the Investment Company Act of 1940.


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                  (xxv) The Company has not distributed and, prior to the later of (A) any Closing Date and (B) the completion of the distribution of the Offered Securities (as notified to the Company pursuant to the last paragraph of Section 3 hereof), will not distribute any offering material in connection with the Offering other than each Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto.

                  (xxvi) Neither the Company nor any of its affiliates (as defined in the Act), nor any person acting on behalf of any of them has, directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities, or (B) since the filing of the Initial Registration Statement (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Offered Securities or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                  (xxvii) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxviii) Except as described in or contemplated by the Prospectus, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such Significant Subsidiary's capital stock, repaying to the Company any loans or advances to such Significant Subsidiary from the Company or transferring any of such Significant Subsidiary's property or assets to the Company or any other Significant Subsidiary of the Company, and the Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on its capital stock.

                  (xxix) The Company has filed all foreign, federal, state and local tax returns that are required to be filed, which returns are true, correct and complete in all material respects, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes shown to be due on such tax returns and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectuses, except in any case in which the failure so to pay would not have a Material Adverse Effect.

                  (xxx) (A) No ERISA Event (as defined below) has occurred or is expected to occur, and no condition exists, or is expected to exist, that could reasonably be expected to result in any such ERISA Event. The aggregate Underfunding (as defined below) with respect to all Plans (as defined below), other than those the liability for which is reflected in the Company's financial statements, which have any Underfunding does not exceed $10,000,000. The reorganization of the Company as described in the Prospectus and the Offering will not, directly or indirectly, result in any liability, or a material risk of any such liability, to any Plan (as defined below) or the Pension Benefit Guaranty Corporation ("PBGC").

                        (B) [The PBGC has agreed with the Company that it will not terminate any of the Plans or impose any conditions on the Company, other than conditions which the Company has satisfied or will satisfy, as a result of the reorganization of the Company as described in the Prospectus and the Offering.]

                        (C) Neither the Company nor any of its Significant Subsidiaries has incurred unsatisfied liabilities in connection with withdrawals from Multiemployer Plans and Multiple Employer Plans (each as defined below), if any, in excess of an aggregate amount of $1,000,000. Neither the Company nor any of its ERISA Affiliates reasonably may be expected to incur, directly or indirectly, liability with respect to Multiemployer Plans and Multiple Employer Plans that would, individually or in the aggregate have a Material Adverse Effect. The reorganization of the Company as described in the Prospectus and the


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

Offering will not, directly or indirectly, result in any such withdrawal liability or a material risk of any such liability.

                           As used herein, the following terms shall have the
respective meaning ascribed to each below.

                           "CODE" means the United States Internal Revenue Code
                  of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

                           "ERISA" means the United States Employee Retirement
                  Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

                           "ERISA AFFILIATE" means the Company and each trade or
                  business (whether or not incorporated) that would be treated together with the Company as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

                           "ERISA EVENT" means (i) the occurrence of a
                  "reportable event" described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice), or (ii) the provision or filing of a notice of intent to terminate a Plan (other than in a standard termination within the meaning of Section 4041 of ERISA) or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (iv) the existence of any "accumulated funding deficiency" or "liquidity shortfall" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period, or
                  (v) the receipt of notice by the Company or any ERISA Affiliate that any Multiemployer Plan may be terminated, partitioned or reorganized or that any Multiple Employer Plan may be terminated, or (vi) the occurrence of any transaction which might reasonably be expected to constitute grounds for the imposition of liability under Section 4069 of ERISA.

                           "MULTIEMPLOYER PLAN" means a "multiemployer plan" as
                  defined in Section 4001(a)(3) of ERISA.

                           "MULTIPLE EMPLOYER PLAN" means an employee benefit
                  plan described in Section 4063 of ERISA.

                           "PLAN" means an employee benefit plan subject to
                  Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which the Company or any of its subsidiaries could be subject to any liability.

                           "UNDERFUNDING" means, with respect to any Plan, the
                  "amount of unfunded benefit liabilities" of such Plan with the meaning of ERISA Section 4001(a)(18).

                  (xxxi) Except as disclosed in the Prospectus, no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound that would, individually or in the aggregate, have a Material Adverse Effect.

                  (xxxii) With respect to the consummation of the reorganization of the Company as described in the Prospectus and the Offering, (A) all notices required to be given to lenders, joint venture partners, customers, suppliers and any other party to any material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary is bound (each, a "CONTRACTING PARTY") have been given as required, (B) all consents, approvals and authorizations


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

         required to be obtained from any Contracting Party have been obtained as required, except for such consents, approvals and authorizations the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect, and (C) no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company. Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement, and the consummation of the reorganization of the Company as described in the Prospectus and the transactions herein contemplated will not give any Contracting Party the right to terminate any material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any such Significant Subsidiary is bound.

         (b) The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters as to the matters set forth in subsections
(a)(ii), (iii), (v), (vii), (xiv), (xx), (xxiii) and (xxxii) above, and further, that:

                  (i) [Appropriate representation regarding selling stockholder shareownership to be inserted.] The Selling Stockholder has full right, power and authority to enter into this Agreement and will on the Closing Date have full right, power and authority to sell, assign, transfer and deliver the Offered Securities to be delivered by the Selling Stockholder on such Closing Date hereunder.

                  (ii) The execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Selling Stockholder; and this Agreement has been duly executed and delivered by the Selling Stockholder and is the valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms.

                  (iii) Neither the Selling Stockholder nor any person acting on its behalf has, directly or indirectly, (A) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or (B) since the filing of the Initial Registration Statement (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Offered Securities or
         (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Offered Securities by the Selling Stockholder under this Agreement).

                  (iv) The sale by the Selling Stockholder of Offered Securities pursuant hereto is not prompted by any material adverse information concerning the Company or its subsidiaries that is not set forth in the Registration Statement or the Prospectus.

                  (v) The sale of the Offered Securities to the Underwriters by the Selling Stockholder pursuant to this Agreement, the execution, delivery and performance by the Selling Stockholder of this Agreement and the consummation of the other transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Selling Stockholder or any subsidiary of the Selling Stockholder or any of their properties, or any agreement or instrument to which the Selling Stockholder or any such subsidiary is a party or by which the Selling Stockholder or any such subsidiary is bound or to which any of the properties of the Selling Stockholder or any such subsidiary is subject, or the charter or by-laws of the Selling Stockholder or any such subsidiary.

                  (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the Offering.

                  (vii) The Selling Stockholder has not distributed and, prior to the later of (A) any Closing Date and (B) the completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the Offering other than each Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto.

                  (viii) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event known to the Selling Stockholder involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (c) The above representations and warranties shall be deemed to be repeated on each Closing Date, and all references therein to the Offered Securities and the Closing Date shall be deemed to refer to the Firm Securities or the Optional Securities and the First Closing Date (as defined below) or the applicable Optional Closing Date (as defined below), each as applicable.

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of U.S.$ per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedules A and B hereto, as applicable.

         The Selling Stockholder will deliver the Firm Securities to CSFBC, for the accounts of the Underwriters, against payment of the purchase price in U.S. dollars in Federal (same day) funds by wire transfer to an account at a bank notified by the Selling Stockholder to CSFBC at the office of Cleary, Gottlieb,
Steen & Hamilton, One Liberty Plaza, New York, New York, at             A.M.,
New York time, on             , 1999, or at such other time not later than seven
full business days thereafter as CSFBC and the Selling Stockholder determine, as applicable, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the Offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the above office of Cleary, Gottlieb, Steen & Hamilton, at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFBC given to the Company and the Selling Stockholder from time to time (but no more than a total of three times) not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.

         The Selling Stockholder agrees to sell to the Underwriters such Optional Securities and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFBC to eliminate fractions), and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of Underwriters to the Selling Stockholder. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of CSFBC's instructions to the Selling Stockholder.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is received by the Selling Stockholder. The Selling Stockholder will deliver the applicable Optional Securities being purchased on each Optional Closing Date to CSFBC, for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank notified by the Selling Stockholder to CSFBC, at the above office of Cleary, Gottlieb, Steen & Hamilton. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cleary, Gottlieb, Steen & Hamilton at a reasonable time in advance of such Optional Closing Date.

         CSFBC shall notify the Company and the Selling Stockholder upon the completion of the distribution of the Offered Securities.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Stockholder. (a) The Company agrees with the several Underwriters that:

                  (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b), not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b).

                  If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) at or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any Underwriter or Manager, or will make such filing at such later date as shall have been consented to by CSFBC.

                  (ii) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFBC's prior consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and any amendment to or supplement of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify CSFBC promptly upon becoming aware of such event and will promptly prepare and, in the case of the Prospectus, file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
         Section 6.

                  (iv) Not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the

         Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

                  (v) The Company will furnish to the Representatives copies of the Registration Statement (three of which will be signed and will include all exhibits), each preliminary prospectus relating to the Offered Securities, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectus shall be so furnished in New York City on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Selling Stockholder will pay the expenses of printing and distributing all such documents to the Underwriters.

                  (vi) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

                  (vii) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders.

                  (viii) The Company will pay all expenses incident to the performance of its obligations under this Agreement, including any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC designates and the printing of memoranda relating thereto, the filing fee incidental to, and the reasonable and properly documented fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and expenses incurred in distributing preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

                  (ix) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC.

         (b) The Selling Stockholder agrees with the several Underwriters and the Company that:

                  (i) The Selling Stockholder will, unless otherwise paid by the Company pursuant to Section 5(a)(viii), pay all expenses incident to the performance of the obligations of the Selling Stockholder and the obligations of the Company under this Agreement, including any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States as CSFBC designates and the printing of memoranda relating thereto, the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the preview by the National Association of Securities Dealers, Inc. of the Offered Securities, any travel expenses of the Company's or the Selling Stockholder's officers and employees and any other expenses of the Company and the Selling Stockholder in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, any transfer taxes on the sale of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary Prospectus and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

                  (ii) The Selling Stockholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Selling Stockholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Stockholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                  (iii) The Selling Stockholder agrees to deliver to CSFBC, attention: Transactions Advisory Group on or prior to the First Closing date a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (iv) The Selling Stockholder agrees, for a period of 180 days after the date of the initial public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposition, without the prior written consent of CSFBC.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder herein, to the accuracy of the written statements of Company and Selling Stockholder officers made pursuant to subsections (f) and (g) below, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions precedent:

                  (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be at or prior to the time of filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PriceWaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                           (i) in their opinion the combined financial
                  statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                           (ii) they have performed the procedures specified by
                  the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited interim combined financial statements included in the Registration Statements;

                           (iii) on the basis of the review referred to in
                  clause (ii) above, a reading of the latest available unaudited interim combined financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                    (A) the unaudited interim combined financial
                           statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with GAAP;

                                    (B) at the date of the latest available
                           balance sheet read by such accountants, or at a subsequent specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and the combined companies or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                                    (C) for the period from the closing date of
                           the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in combined net sales, net operating income or the total or per share amounts of combined income before extraordinary items or net income, except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus disclose have occurred or may occur or which are described in such letter;

                           (iv) they have compared specified dollar amounts (or
                  percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and the combined companies subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                           (v) on the basis of a reading of the unaudited pro
                  forma combined condensed financial information included in the Registration Statements and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this clause (v), inquiries of certain officials of the Company and the combined companies and the Selling Stockholder who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined condensed financial information, nothing came to their attention that caused them to believe that the unaudited pro forma combined condensed financial information do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

         For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus relating to the Securities included in the Registration Statements and the corresponding form of prospectus relating to the International Securities.

                  (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time either Prospectus is printed and distributed to any Underwriter or Manager, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, or
         (ii)(A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;
         (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the U.S. Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

                  (d) The Representatives shall have received an opinion, dated such Closing Date, of Shearman & Sterling, counsel for the Company and the Selling Stockholder, [and General Counsel opinions] to the effect that: [description to be inserted.]

                  (e) The Representatives shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholder and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable investigation: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of

         Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time either Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event known to such officer involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Selling Stockholder in which such officers shall state that, to the best of their knowledge after reasonable investigation, the representations and warranties of the Selling Stockholder in this Agreement are true and correct, and the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

                  (h) The Representatives shall have received a letter, dated such Closing Date, of PriceWaterhouseCoopers LLP which reaffirms the statements made in the letter furnished pursuant to subsection (a) of this Section, except that the specified date referred to in such letter will be a date not more than five days prior to such Closing Date for the purposes of this subsection.

                  [INCLUDE ADDITIONAL CONDITIONS RELATED TO ANY ADDITIONAL STEPS OF THE REORGANIZATION NOT COMPLETED AT THE TIME OF SIGNING]

         The Selling Stockholder and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents required by the terms of this Agreement as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, with respect to the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter, or any of its partners, directors or officers or any person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to such Underwriter.

         (b) The Selling Stockholder will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholder will not be liable in any such case (i) unless and to the extent that a court holds that the indemnification by the Company provided for in subsection (a) above is unenforceable in whole or in part and such indemnification is therefore unavailable or insufficient, or unless such indemnification by the Company is otherwise insufficient, to hold fully harmless an indemnified party under such subsection (a), and (ii) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(c) below.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers, the Selling Stockholder and each person, if any who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company, the Selling Stockholder or any such controlling person of the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person or the Selling Stockholder or controlling person of the Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption "Underwriting" and the information contained in the first table and the last paragraph under the caption "Underwriting"; and (ii) the following information in the Prospectus furnished on behalf of CSFBC: the last sentence of the twelfth paragraph under the caption "Underwriting".

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the Offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Offered Securities (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or any Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholder under this Section shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement, to the Selling Stockholder and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase the Offered Securities hereunder on any Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Selling Stockholder for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Selling Stockholder for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholder, except as provided in Section 9 (provided that if such default occurs with respect to the Optional Securities after the First Closing Date, this

Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholder, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Selling Stockholder shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C),
(D) or (E) of Section 6(c)(ii), the Selling Stockholder will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the Offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and (a) if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to: the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: Investment Banking Department - Transactions Advisory Group; (b) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 8770 W. Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: General Counsel; and (c) if sent to the Selling Stockholder, will be mailed, delivered or telegraphed and confirmed to it at 7, Place du Chancelier Adenauer, 75016 Paris, France, Attention:
Directeur Juridique du Groupe; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing. Any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         The Company and the Selling Stockholder hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Selling Stockholder irrevocably appoints [insert name and address of authorized agent], as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company or the Selling Stockholder, as the case may be, in any such suit or proceeding. The Selling Stockholder further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder, the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,


                                       Pechiney,

                                       by
                                             -----------------------------------
                                             Name:
                                             Title:


                                       American National Can Group, Inc.,

                                       by
                                             -----------------------------------
                                             Name:
                                             Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

The Underwriters

CREDIT SUISSE FIRST BOSTON CORPORATION

--------------------------------------

--------------------------------------

  Acting on behalf of themselves and as
    the  Representatives of the several
    Underwriters named in Schedule A hereto.

BY CREDIT SUISSE FIRST BOSTON CORPORATION

by
   --------------------------------------
   Name:
   Title:

                                   SCHEDULE A


                                                                 NUMBER OF
                  UNDERWRITER                                 FIRM SECURITIES
                  -----------                                 ---------------
Credit Suisse First Boston Corporation....................
Deutsche Bank Securities Inc..............................
Goldman, Sachs & Co.......................................
Lehman Brothers Inc.......................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated........
Salomon Smith Barney Inc..................................

                                                              ---------------
         Total............................................
                                                              ===============